Exhibit 99.1

SPI Energy Announces Receipt of Nasdaq Delist Determination Notice

MCCLELLAN PARK, CA / November 21, 2024 / SPI Energy Co., Ltd., (NASDAQ: SPI) (the "Company"), a global renewable energy company and provider of solar storage solutions for business, residential, government, logistics and utility customers, today announced that it received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) issuing a Staff determination (the “Staff Determination”) on November 19, 2024.

The Staff Determination noted that since the Company has not yet filed its Form 10-Q for the period ended September 30, 2024, it no longer complies with Nasdaq Listing Rule 5250(c)(1) (“Rule”) which requires the timely filing of all required periodic reports with the SEC. The Company has not regained compliance with the Rule. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq. All information addressing this matter must be included in the Company’s prehearing submission to the Nasdaq Hearings Panel due November 26, 2024.

This announcement is made in compliance with the Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a notification of deficiency.

About SPI Energy Co., Ltd.

SPI Energy Co., Ltd. (NASDAQ: SPI) is a global renewable energy company and provider of solar, storage solutions that was founded in 2006 in Roseville, California and is headquartered in McClellan Park, California.

The Company comprises the following core divisions: (a) SPI Solar commercial & utility solar business develops and provides a full spectrum of EPC services to third party project developers. (b) Orange Power business owns and operates solar projects that sell electricity to the grid in multiple regions, including the U.S., U.K., and Europe. (c) SolarJuice is a leader in renewable energy system solutions for residential and small commercial markets with solar wholesale distribution business in Australia, and residential solar and roofing installation business in California. SolarJuice also manufactures solar cells and modules in United States under the Solar4America brand. (d) SEM Wafertech develops American solar wafer manufacturing at Sumter, SC.

SPI maintains global operations in North America, Australia, Asia and Europe and is also targeting strategic investment opportunities in fast growing green energy industries such as battery storage, charging stations, and others which leverage the Company's expertise and substantial solar cash flow.

For more information on SPI Energy and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company's public filings and press releases available under the Investor Relations section at or available at www.sec.gov.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will regain compliance with the Listing Rule 5550(a)(2) or the Filing Rule during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, that the Company will be eligible for an additional compliance period, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Contact:

SPI Energy Co., Ltd.
IR Department
Email: ir@spigroups.com

Dave Gentry
RedChip Companies, Inc.
Phone:(407) 491-4498
SPI@redchip.com